UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2010
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills,
New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 20, 2010, at our 2010 Annual Meeting of Stockholders, the stockholders of the Company voted on three items:
1.	Election of seven directors to serve until our Annual Meeting of Stockholders in 2011 and until his or her successor has been duly elected and qualified;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Approval of a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 500,000,000 to 900,000,000 shares.
All three proposals passed.
The nominees for directors were elected based upon the following votes:

	For	Withheld
Dave Barger	207,322,802	4,564,581
Peter Boneparth	208,891,838	2,995,545
David Checketts	207,389,228	4,498,155
Virginia Gambale	207,286,826	4,600,557
Stephan Gemkow	208,778,958	3,108,425
Joel Peterson	202,742,516	9,144,867
M. Ann Rhoades	201,782,748	10,104,635
There were 36,724,084 broker non-votes on this matter, which were not included in the totals above.
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 received the following votes:

Votes For	247,331,654
Votes Against	848,886
Abstentions	430,927
There were no broker non-votes on this matter.
The proposal to approve amendments to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized capital received the following votes:

Votes For	206,330,821
Votes Against	41,811,379
Abstentions	469,267
There were no broker non-votes on this matter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: May 26, 2010	By:	/s/ DONALD DANIELS
Vice President, Controller and
Chief Accounting Officer (principal accounting officer)